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                                   EXHIBIT 21

                    GAMMA BIOLOGICALS, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT


                                                                      STATE OR COUNTRY
                                                                          IN WHICH           PERCENT
                                                                        INCORPORATED          OWNED
                                                                     ------------------      -------
Registrant:
    Gamma Biologicals, Inc....................................              Texas         Not Applicable
Subsidiaries of the Registrant(A):
    Delta Diagnostics, Inc....................................              Texas             100%
    Gamma Biologicals International, Inc......................          United States
                                                                        Virgin Islands        100%

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Note A   All of the subsidiaries are included in the consolidated financial statements of the Registrant.